UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

Carolina Trust BancShares, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-55683	81-2019652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 East Main Street, Lincolnton, North Carolina	28092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 735-1104

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On October 13, 2016, Carolina Trust BancShares, Inc. (the “Company”), entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”) pursuant to which the Company issued and sold $10 million in aggregate principal amount of 6.900% fixed-to-floating rate subordinated notes due 2026 (the “Notes”). The Notes were issued by the Company to the Purchasers at a price equal to 100% of their face amount.

The Notes have a stated maturity of October 15, 2026, and bear interest at a fixed rate of 6.900% per year, from and including October 13, 2016, to but excluding October 15, 2021, computed on the basis of a 360-day year consisting of twelve 30-day months, payable semi-annually in arrears. From and including October 15, 2021, to but excluding the maturity date or early redemption date, the interest rate will reset quarterly to an interest rate per year equal to the then-current three-month LIBOR plus 571.8 basis points, computed on the basis of a 360-day year and the actual number of days elapsed, payable quarterly in arrears. The Notes are redeemable, in whole or in part, on or after October 13, 2021, and at any time upon the occurrence of certain events.

The Purchase Agreement contains certain customary representations, warranties, and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand. The Notes were offered and sold by the Company to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D thereunder.

The form of Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description herein of the Purchase Agreement is a summary and is qualified in its entirety by reference to the form of Purchase Agreement.

The Notes are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holder. Prior to October 13, 2021, the Company may redeem the Notes, in whole or in part at any time, only under certain limited circumstances set forth in the Notes. On or after October 13, 2021, the Company may redeem the Notes at its option, in whole or in part at any time and from time to time on any interest payment date. Any redemption by the Company must be at a redemption price equal to 100% of the outstanding principal amount of the Notes being redeemed, plus accrued but unpaid interest, to but excluding the redemption date, and in a principal amount with integral multiples of $1,000.

Principal and interest on the Notes are subject to acceleration only in limited circumstances. The Notes are unsecured, subordinated obligations of the Company and rank junior in right of payment to the prior payment in full of all existing claims of creditors of the Company and depositors of the Company’s subsidiary, Carolina Trust Bank (the “Bank”), whether currently outstanding or created, assumed, guaranteed, or incurred in the future.

The Notes were designed to qualify as Tier 2 capital under the Federal Reserve’s capital guidelines. The Company intends to use the net proceeds of the offering for general corporate purposes, investment in the Bank, and, subject to regulatory approval, to redeem outstanding preferred securities of the Bank.

The form of Note is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated here by reference. The description of the Notes herein is a summary and is qualified in its entirety by reference to the form of Note.

A copy of the press release regarding the above matters is attached hereto as Exhibit 99.1.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of 6.900% Fixed-to-Floating Subordinated Note due 2026

10.1	Form of Subordinated Note Purchase Agreement, dated October 13, 2016

99.1	Press release dated October 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA TRUST BANCSHARES, INC.

Date: October 19, 2016	By:	/s/ Edwin E. Laws
Edwin E. Laws
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Form of 6.900% Fixed-to-Floating Subordinated Note due 2026

10.1	Form of Subordinated Note Purchase Agreement, dated October 13, 2016

99.1	Press release dated October 13, 2016